UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2010

Black Raven Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32471	20-0563497
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 Seventeenth Street, Suite 2300, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 308-1330

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Farmout Agreement

On July 23, 2010, Black Raven Energy, Inc. (the “Company”) entered into a Farmout Agreement (the “Farmout Agreement”) with Atlas Resources, LLC, a wholly-owned subsidiary of Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas”), relating to natural gas drilling within an area of mutual interest in Phillips and Sedgwick counties, Colorado and Perkins, Chase and Dundy counties, Nebraska (the “AMI”).

Under the terms of the Farmout Agreement, Atlas has agreed to drill six initial wells identified in the Farmout Agreement (the “Initial Wells”) and to complete certain initial projects, including 3D seismic shoots, upgrade of sales meter equipment, and the change-out of compressors and upgrade of a dehydrator at a Company facility.  The Company assigned to Atlas all of its rights, title and interests in the defined areas around the planned wellbores (the “Drilling Units”) for the Initial Wells.

The Farmout Agreement also provides for Atlas, at its discretion, to drill additional wells in the AMI in accordance with work plans approved by Atlas under the Farmout Agreement (each a “Work Plan”).  The initial Work Plan approved by Atlas covering the period from July 23, 2010 to April 30, 2011 provides for Atlas, at its discretion, to drill 60 additional wells.  For each six month period after April 30, 2011, Atlas must submit a proposal to the Company setting forth the numbers of wells that it proposes to drill for such six month period (the “Drilling Proposal”) and the Company must provide a Work Plan to be approved by Atlas outlining the development plan for the wells set forth in the Drilling Proposal.  In the event that Atlas determines not to drill at least 60 wells in the course of any six month period, the Company shall have the right, during such six month period, to drill for its own account that number of wells equal to the difference between 60 wells and the number of wells agreed to be drilled by Atlas.  Upon payment of a well-site fee and delivery of an executed authorization for expenditure (AFE) for such well by Atlas, the Company will assign all of its right, title and interest in the Drilling Units established for such well.

The Farmout Agreement also provides for certain rights of the Company and Atlas with respect to the drilling of “deep wells” and for the payment of drilling and future 3D seismic costs.

In consideration for the agreements made under the Farmout Agreement, Atlas paid the Company $1,000,000 upon execution of the Farmout Agreement.  In addition, Atlas agreed to pay the Company a $60,000 well-site fee for each well drilled by Atlas in the AMI, including the Initial Wells.  The Company will also receive an undivided six percent of eight eighths (6% of 8/8ths) overriding royalty interest on all of the oil and gas produced and sold that is attributable to the Drilling Units assigned to Atlas under the Farmout Agreement, subject to certain deductions.

The term of the Farmout Agreement is ten years, subject to earlier termination pursuant to the terms set forth therein.

Third Amendment to Amended and Restated Senior Secured Debenture

On July 23, 2010, the Company and West Coast Opportunity Fund, LLC (“WCOF”) entered into a Third Amendment (the “Third Amendment”) to that certain Amended and Restated Senior Secured Debenture dated February 2, 2009 (the “Debenture”).

Pursuant to the terms of the Third Amendment, the Debenture was amended as follows: (i) all current unpaid and accrued interest on the Debenture will be added to the outstanding principal balance of the Debenture, (ii) for the period from July 1, 2010 through December 31, 2011, the Company will not be required to make any payments of accrued interest on the Debenture and such accrued interest will be added to the outstanding principal balance of the Debenture, and (iii) no event of default shall occur on the Debenture until written notice of default is given to the Company by WCOF and such default shall have continued for a period of 30 days after written notice is delivered to the Company.

In addition, pursuant to the Third Amendment, WCOF gave consent to the Company to enter into the Farmout Agreement with Atlas and waived certain previous defaults under the Debenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK RAVEN ENERGY, INC.
Date: July 30, 2010

	By:	/s/ William F. Hayworth
William F. Hayworth
President